DAMES & MOORE GROUP

                   EXHIBIT 21.1  LIST OF SUBSIDIARIES

The following is a list of subsidiaries of Dames & Moore Group, except as indicated, each of the subsidiaries is wholly owned by the Company, unless otherwise noted.
                                                  State or other jurisdiction
             Name                              of incorporation or organization
             ----                              --------------------------------
Domestic Subsidiaries:
   Aman Environmental Construction, Inc.                 California
   Bovay Northwest, Inc.                                 Washington
   BRW Group, Inc.                                       Delaware
   Cleveland Wrecking Company                            California
   Color Cave, Inc.                                      California
   Contracting Resources International, Inc.             Delaware
   DM Investors, Inc.                                    Delaware
   Dames & Moore America, L.P.*                          California
   Dames & Moore Foreign Branch Operations, Inc.         Delaware
   Dames & Moore Group (NY), Inc.                        New York
   Dames & Moore Group, Ohio                             Ohio
   Dames & Moore, Inc.                                   Delaware
   Dames & Moore Lebron, LLP                             Delaware
   Dames & Moore Management Company                      California
   Dames & Moore Servicing Company                       California
   Dames & Moore Ventures                                California
   DecisionQuest Inc.                                    California
   DQ Squared, Inc.                                      California
   Fourth Dimension Interactive, Inc.                    Delaware
   O'Brien-Kreitzberg Inc.                               California
   Seismic Risk Insurance Services, Inc.                 California
   Signet Testing Laboratories, Inc.                     Delaware
   SRA Technologies, Inc.                                District of Columbia
   Walk, Haydel & Associates, Inc.                       Louisiana

Foreign Subsidiaries:
   AACM Central Europe Limited                           Hungary
   Ashact, Dames & Moore Ltd.                            United Kingdom
   Ashact Projects Ltd.                                  United Kingdom
   Bureau voor Milieumanagement BV                       The Netherlands
   Dames & Moore Argentina S.A.**                        Argentina
   Dames & Moore B.V.                                    The Netherlands
   Dames & Moore (BVI) Ltd                               British Virgin Islands
   Dames & Moore, Canada                                 Canada
   Dames & Moore Chile Ltda.                             Chile
   Dames & Moore Foreign Sales Corporation, Ltd.         Bermuda
   Dames & Moore GmbH & Co KG                            Germany
   Dames and Moore Iberia SA                             Spain
   Dames & Moore International SRL                       Italy
   Dames & Moore International SRL                       Venezuela
   Dames & Moore (Malaysia) Sdn Bhd                      Malaysia
   Dames & Moore Puerto Rico                             Puerto Rico
   Dames & Moore Pty. Ltd.                               Australia
   Dames & Moore SRL                                     France
   Dames & Moore Singapore                               Singapore
   Dames & Moore Thailand                                Thailand
   Dames & Moore United Kingdom                          United Kingdom
   Food & Agriculture International Ltd.                 United Kingdom
   Forestry Technical Services PTY Limited               Australia
   HDML Pty Ltd.                                         Australia
   Hollingsworth Dames & Moore (PNG) Pty Ltd             Papua New Guinea
   International Agriculture Pty. LTD.                   Australia
   Norecol, Dames & Moore, Inc.                          Canada
   O'Brien Kreitzberg Ltd.                               United Kingdom
   Professional Insurance Limited                        Bermuda
   PT Dames & Moore Indonesia                            Indonesia
   Saudi Arabian Dames & Moore                           Saudi Arabia

* Dames & Moore America: Dames & Moore Management Company 92% - General partner and Professional Insurance Limited 8% - Limited partner.
**   Dames & Moore, Inc. has a 70% interest in this Company.